EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 19, 2002, included in DIANON Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, into the previously filed Registration Statements Nos. 33-41226, 33-94176, 33-94178, 33-43673, 333-18817, 333-33958, 333-33960, 333-34056, 333-61754 and 333-73116 of
DIANON Systems, Inc.


                                          ARTHUR ANDERSEN LLP



Stamford, Connecticut
March 27, 2002